Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 3
                             Payment Date 05/25/2001

Servicing Certificate
Beginning Pool Balance                                                                 37,500,115.59
Beginning PFA                                                                                   0.00
Ending Pool Balance                                                                    35,833,924.77
Ending PFA Balance                                                                                 -
Principal Collections                                                                   1,613,324.56
Principal Draws                                                                                    -
Net Principal Collections                                                               1,613,324.56
Active Loan Count                                                                              1,468

Interest Collections                                                                      296,365.69

Weighted Average Net Loan Rate                                                              9.73000%
Substitution Adjustment Amount                                                                  0.00

Note Rate                                                                                    7.9500%

Term Notes                                                                           Amount              Factor
----------                                                                           ------              ------
Beginning Balance                                                                      36,625,115.59      0.7325023
Ending Balance                                                                         34,962,644.87      0.6992529
Principal                                                                               1,662,470.72     33.2494144
Interest                                                                                  242,641.39      4.8528278
Interest Shortfall                                                                              0.00      0.0000000
Security Percentage                                                                          100.00%

Variable Funding Notes                                                               Amount
----------------------                                                               ------
Beginning Balance                                                                         0.00
Ending Balance                                                                            0.00
Principal                                                                                 0.00
Interest                                                                                  0.00
Interest Shortfall                                                                        0.00
Security Percentage                                                                       0.00%


Certificates                                                                              0.00



Beginning Overcollateralization Amount                                                    875,000.00
Overcollateralization Amount Increase (Decrease)                                           (3,720.10)
Outstanding Overcollateralization Amount                                                  871,279.90
Overcollateralization Target Amount                                                       875,000.00

Credit Enhancement Draw Amount                                                                  0.00
Unreimbursed Prior Draws                                                                        0.00


                                                                                                         Number        Percent
                                                                                             Balance    of Loans      of Balance
Delinquent Loans (30 Days)                                                                189,055.22       11           0.53%
Delinquent Loans (60 Days)                                                                         -       0            0.00%
Delinquent Loans (90+ Days) (1)                                                            80,562.55       4            0.22%
Foreclosed Loans                                                                           19,588.14       1            0.05%
REO                                                                                             0.00       0            0.00%

(1) 90+ Figures Include Foreclosures, REO, and Bankruptcies

                                                                             Liquidation To-Date
Beginning Loss Amount                                                                      69,085.87
Current Month Loss Amount                                                                  52,866.26
Current Month Principal Recovery                                                                0.00
Net Ending Loss Amount                                                                    121,952.13

                                                                                 Special Hazard          Fraud        Bankruptcy
Beginning Amount                                                                                0.00           0.00           0.00
Current Month Loss Amount                                                                       0.00           0.00           0.00
Ending Amount                                                                                      -              -              -

Liquidation Loss Distribution Amounts                                                           0.00
Extraordinary Event Losses                                                                      0.00
Excess Loss Amounts                                                                             0.00

Capitalized Interest Account
Beginning Balance                                                                               0.00
Withdraw relating to prior month Collection Period                                              0.00
Interest Earned (Zero, Paid to Funding Account)                                                 0.00
                                                                                                ----
Total Ending Capitalized Interest Account Balance                                               0.00
Interest Withdrawn for prior Collection Period                                                  0.00


Funding Account
Beginning Funding Account Balance                                                                  -
Funding Account balance sent to Noteholders                                                        -
Payment for Additional Purchases                                                                   -
Ending Funding Account Balance                                                                     -
Interest Earned for current Collection Period                                                      -
Interest Withdrawn for prior Collection Period                                                     -

Prefunding Account
Beginning Balance                                                                               0.00
Additional Purchases during Revolving Period                                                    0.00
Excess of Draws over Principal Collections                                                      0.00
                                                                                                ----
Total Ending Balance                                                                            0.00
Interest Earned for current Collection Period                                                   0.00
Interest Withdrawn for prior Collection Period                                                  0.00

Reserve Account
Beginning Balance                                                                               0.00
Deposits to Reserve Account for current Payment Date                                            0.00
Withdrawals from Reserve Account for current Payment Date                                       0.00
                                                                                                ----
Total Ending Reserve Account Balance as of current Payment Date                                 0.00
Interest Earned for current Collection Period                                                   0.00
Interest Withdrawn for prior Collection Period                                                  0.00
